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                                                                EXHIBIT 10.26

                             EMPLOYMENT AGREEMENT

      This Employment Agreement is made by and between WINTRUST FINANCIAL CORPORATION ("Wintrust"), an Illinois bank holding company, and ____________ _____________, an individual resident in the State of Illinois ("Executive").

                               WITNESSETH THAT:

      WHEREAS, Wintrust is an Illinois bank holding company;

      WHEREAS, Executive has particular expertise and knowledge concerning the business of Wintrust and its operations and is a valued member of Wintrust's senior management;

      WHEREAS, Wintrust desires to continue to employ Executive on the terms and conditions set forth herein and Executive desires to continue to be employed by Wintrust on the terms and conditions set forth herein;

      WHEREAS, by virtue of his employment with Wintrust, Executive will become acquainted with certain confidential information regarding the services, customers, methods of doing business, strategic plans, marketing, and other aspects of the business of or related to the business of Wintrust or its Affiliates.

      NOW THEREFORE, in consideration of the covenants and agreements contained herein, of Executive's employment, of the compensation to be paid by Wintrust for Executive's services, and of Wintrust's other undertakings in this Agreement, the parties hereto do hereby agree as follows:

      1. SCOPE OF EMPLOYMENT. Executive will be employed as_______________ of Wintrust and shall perform such duties as he may be assigned in such position. Executive agrees that during his employment he will be subject to and abide by the policies and practices of Wintrust. Executive also agrees to assume such new or additional positions and responsibilities as he may from time to time be assigned for or on behalf of Wintrust or any Affiliate of Wintrust. For purposes of this Agreement, the term "Affiliate" shall include but not be limited to Barrington Bank & Trust Company, Hinsdale Bank & Trust Company, Lake Forest Bank & Trust Company, Libertyville Bank & Trust Company, North Shore Community Bank & Trust Company, First Premium Services, Inc. and any subsidiary of any of them and shall further include any affiliate of any of them as defined by the rules and regulations of the Federal Reserve Board.

      2. COMPENSATION AND BENEFITS. Executive will be paid such salary as may from time to time be agreed upon between Executive and Wintrust. Executive will be entitled to coverage under such insurance plans and other fringe benefit plans and programs as may from time to time be established for employees of Wintrust in accordance with the terms and conditions of such plans and programs.




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      3. COMPETITION. During the period in which Executive performs services for
Wintrust and for a period of two years after termination of Executive's employment with Wintrust, regardless of the reason, Executive shall not, directly or indirectly, either alone or in conjunction with any person, firm, association, company or corporation: (a) compete with Wintrust or any Affiliate as principal, agent, employee, or in any other capacity of or for a bank or other financial institution that operates in the market area of Wintrust or any Affiliate; (b) in any way participate in planning or opening a bank or other financial institution which operates or is to operate in the market area of Wintrust or any Affiliate; (c) hire, solicit, induce or attempt to solicit or induce any employee, consultant, or agent of Wintrust or any Affiliate: (i) to terminate his or her employment or association with Wintrust or any Affiliate;
or (ii) to become employed by or to serve in any capacity a bank or other financial institution which operates or is planned to operate in market area of Wintrust or any Affiliate. For purposes of this Agreement, the market area of Wintrust or of an Affiliate shall be the area within a ten (10) mile radius of the principal office and branches of Wintrust and of any Affiliate.

      4. CONFIDENTIAL INFORMATION. Executive acknowledges that, during his employment with Wintrust, he has and will obtain access to Confidential Information of and for Wintrust or its Affiliates. For purposes of this Agreement, "Confidential Information" shall mean information not generally known or available without restriction to the trade or industry, including, without limitation, the following categories of information and documentation: shareholder information for Wintrust or any Affiliate; credit files of Wintrust or any Affiliate; marketing and product data and documentation and information used by Wintrust or any Affiliate and the nature and scope of the use of such marketing data and product information and documentation by Wintrust or any Affiliate; computer programs, computer software and systems used by Wintrust or any Affiliate in the development of marketing, credit and management programs of Wintrust or any Affiliate; information and documentation regarding the depositor and creditor base of Wintrust or any Affiliate; the strategic growth plans of Wintrust or any Affiliate; the business plans of Wintrust or any Affiliate; information, documentation and data on all deposit, lending and trust customers of Wintrust or any Affiliate; information and documentation in any way relating to trusts managed and controlled by Wintrust or any Affiliate; lists of actual or potential customers of Wintrust or any Affiliate; identification of the various suppliers of Wintrust or any Affiliate. Absent prior authorization by Wintrust or as required in Executive's duties for Wintrust, Executive will not at any time, directly or indirectly, use, permit the use of, disclose or permit the disclosure to any third party of any such Confidential Information, either during his employment with Wintrust or thereafter.

      5. INVENTIONS. All discoveries, designs, improvements, ideas, and inventions, whether patentable or not, relating to (or suggested by or resulting from) products, services, or other technology of Wintrust or any Affiliate or relating to (or suggested by or resulting from) methods or processes used or usable in connection with the business of Wintrust or any Affiliate that may be conceived, developed, or made by Executive during his employment with Wintrust (hereinafter "Inventions"), either solely or jointly with others, shall automatically become the sole property of Wintrust or an Affiliate. Executive shall immediately disclose to Wintrust all such Inventions and shall, without additional compensation, execute all assignments and other documents deemed necessary to perfect the property rights of Wintrust or any Affiliate therein. These obligations shall



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continue beyond the termination of Executive's employment with respect to
Inventions conceived, developed, or made by Executive during his employment with Wintrust. The provisions of this Paragraph 5 shall not apply to any Invention for which no equipment, supplies, facility, or trade secret information of Wintrust or any Affiliate is used by Executive and which is developed entirely on Executive's own time, unless (a) such Invention relates (i) to the business of Wintrust or an Affiliate or (ii) to the actual or demonstrably anticipated research or development of Wintrust or an Affiliate, or (b) such Invention results from work performed by Executive for Wintrust.

      6. REMEDIES. Executive acknowledges that his compliance with the terms of this Agreement is necessary to protect the Confidential Information and goodwill of Wintrust and its Affiliates and that any breach by him of this Agreement will cause continuing and irreparable injury to Wintrust and its Affiliates for which money damages would not be an adequate remedy. Executive acknowledges that Affiliates are and are intended to be third party beneficiaries of this Agreement. Executive acknowledges that Wintrust and any Affiliate shall, in addition to any other rights or remedies they may have, be entitled to injunctive relief for any breach by Executive of any part of this Agreement. This Agreement shall not in any way limit the remedies in law or equity otherwise available to Wintrust and its Affiliates.

      7.    TERM OF EMPLOYMENT.

      a. The initial term of Executive's employment pursuant to this Agreement shall be five (5) years, commencing on the date of this Agreement. After such initial term, this Agreement shall be extended automatically for successive one
(1) year terms, unless either Executive or Wintrust gives contrary written notice not less than ninety (90) days in advance of the expiration of the initial or any succeeding term of this Agreement.

      b. Executive's employment and any and all of Wintrust's obligations under this Agreement shall terminate upon the death of Executive or his death or permanent disability. For purposes of this Agreement, "permanent disability" means any mental or physical illness, disability or incapacity which renders Executive unable to perform his duties hereunder for ninety (90) consecutive working days. In the event Executive's employment terminates due to permanent disability, the Board of Directors of Wintrust will consider whether to pay him Severance Pay under the terms of Paragraph 8 of this Agreement.

      c. Upon termination of employment with Wintrust for any reason, Executive shall promptly deliver to Wintrust all writings, records, data, memoranda, contracts, orders, sales literature, price lists, client lists, data processing materials, and other documents, whether or not obtained from Wintrust or any Affiliate, which pertain to or were used by Executive in connection with his employment by Wintrust or which pertain to any Affiliate, including, but not limited to, Confidential Information.

      d. Termination of employment shall not affect the obligations of Executive that, pursuant to the express provisions this Agreement, continue in effect.


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      8.    SEVERANCE PAY

      a. Executive expressly acknowledges and agrees that he is an employee at will and that Wintrust may terminate his employment at any time for any reason. The termination of Executive's employment shall terminate this Agreement and any and all of Wintrust's obligations under this Agreement except: (i) for the payment of Severance Pay pursuant to this Paragraph 8 and (ii) that within thirty (30) days of the termination of Executive's employment, Wintrust will pay to him the full amount of any unpaid compensation earned pursuant to this Agreement through and including the date of his termination.

      b. In the event Executive's employment is terminated by Wintrust other than upon the expiration of the initial term or the expiration of any succeeding one (1) year terms of this Agreement, Wintrust shall, except as provided in subparagraph (c) of this Paragraph 8, pay Severance Pay to Executive. Severance Pay shall be paid to the Executive in equal twenty-four (24) monthly installments commencing with the first day of the month following the date of his termination. The amount of Severance Pay shall be the Executive's current base annual salary at the time of his termination plus the amount of any bonuses paid to him over the preceding twelve month period, reduced by any income received by Executive during the twenty-four (24) month Severance Pay period from employment of any sort, including without limitation full, part time or temporary employment or work as an independent contractor or as a consultant. Executive agrees that he will promptly notify Wintrust if he obtains employment of any sort during the twenty-four (24) month Severance Pay period.

      c. Executive shall not be entitled to Severance Pay if Wintrust terminates his employment for Good Cause. For purposes of this Agreement, "Good Cause" means:

            i.    the commission of an act of dishonesty or moral turpitude;

            ii.   the use of illegal drugs or abuse of legal drugs;

            iii. conviction of a felony or pleading guilty or nolo contendere to same;

            iv. failure to follow a specific written or oral directive relating to his duties and responsibilities under this Agreement, provided, however, that Executive shall be given prior written notice of the intention to terminate his employment for such reason and shall have seven days following the giving of such written notice to cure, if curable, his failure to follow the specific written or oral directive given to him;

            v. any act of fraud or embezzlement or the breach of any fiduciary duty;

            vi. a material breach by Executive of any provision of this Agreement;

            vii. a material violation by Executive of any local, state or federal law, regulation or ordinance with which Executive's compliance is material to the performance of his duties under



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this Agreement or to the compliance of Wintrust or any Affiliate with applicable law, regulations or ordinances;

            viii. a material breach by Executive of any standard, rule or policy adopted by Wintrust;

            ix. Executive's refusal or negligent or intentional failure to fulfill or inability to perform any material duties required to be performed by Wintrust. Wintrust shall specifically state in writing to Executive its reasons for termination on such basis; or

            x. a written recommendation for removal of Executive from his position with Wintrust by any regulatory agency or body.

      d. Executive shall not be paid severance pay in the event he terminates his employment with Wintrust, provided, however, Executive will be paid Severance Pay if:

            i. Wintrust is sold to an unrelated entity and Executive is not offered employment after the sale in a position substantially equivalent to the position he occupied immediately prior to the closing of such sale;

            ii. Executive terminates his employment by Wintrust because of a material reduction by Wintrust in the duties and responsibilities of Executive; or

            iii. Executive terminates his employment by Wintrust because Wintrust has reduced his base annual compensation to less than seventy-five percent (75%) of the base annual compensation of Executive on the first day following the execution of this Agreement.

      e. Executive's right to receive Severance Pay is contingent upon his not violating any of his on-going obligations under this Agreement.

      f. The payment of Severance Pay to Executive pursuant to this Paragraph 8 shall be liquidated damages for and in full satisfaction of any and all claims Executive may have relating to or arising out of his employment and termination of employment by Wintrust, any and all claims he may have relating to or arising out of this Agreement and the termination thereof and any and all claims he may have arising under any statute, ordinance or regulation or under common law. Executive expressly acknowledges and agrees that, except for whatever claim he may have to Severance Pay, he shall not have any claim for damages or other relief of any sort relating to or arising out of his employment or termination of employment by Wintrust or relating to or arising out of this Agreement and the termination thereof.

      9.    GENERAL PROVISIONS.

      a. All provisions of this Agreement are intended to be interpreted and construed in a manner to make such provisions valid, legal, and enforceable. To the extent that any paragraph of


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this Agreement or any word, phrase, clause, or sentence hereof shall be deemed by any court to be illegal or unenforceable, such word, clause, phrase, sentence, or paragraph shall be deemed modified, restricted, or omitted to the extent necessary to make this Agreement enforceable. Without limiting the generality of the foregoing, if the scope of any covenant in this Agreement is too broad to permit enforcement to its full extent, such covenant shall be enforced to the maximum extent provided by law; and Executive agrees that such scope may be judicially modified accordingly.

      b. This Agreement may be assigned by Wintrust. This Agreement and the covenants set forth herein shall inure to the benefit of and shall be binding upon the successors and assigns of Wintrust.

      c. This Agreement may not be assigned by Executive, but shall be binding upon Executive's executors, administrators, heirs, and legal representatives.

      d. No waiver by either party of any breach by the other party of any of the obligations, covenants, or representations under this Agreement shall constitute a waiver by any prior or subsequent breach.

      e. Where in this Agreement the masculine gender is used, it shall include the feminine if the sense so requires.

      f. The use of any number shall be construed as singular or plural, as the case may require.

      g. This instrument constitutes the entire agreement of the parties with respect to its subject matter. This Agreement may not be changed or amended orally but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought. Any other understandings and agreements, oral or written, respecting the subject matter hereof are hereby superseded and cancelled.

      10. GOVERNING LAW. The parties agree that this Agreement shall be construed and governed by the laws of the State of Illinois, excepting its conflict of laws principles. Further, the parties acknowledge and specifically agree to the jurisdiction of the courts of the State of Illinois in the event of any dispute regarding this Agreement.



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      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date written opposite their signatures.

WINTRUST FINANCIAL CORPORATION


By:
   -------------------------------

Its
    ------------------------------

Dated:
      ----------------------------

[Executive]
----------------------------------

Dated:
      ------------

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